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                                                                    Exhibit 99.1


 IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


                           [NETWORK PERIPHERALS LOGO]

                            NETWORK PERIPHERALS INC.
                    Proxy for Annual Meeting of Stockholders
                      Solicited by the Board of Directors

   The undersigned hereby appoints James Regel and James Williams, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of common stock of Network Peripherals Inc. ("NPI") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NPI to be held in the offices of NPI, located at Marriott Hotel, 46100 Landing
Parkway, Fremont, California, on                 ,                , 2001, at
      a.m., local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in
the joint proxy statement/prospectus of NPI dated                    , 2001,
receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

   A vote FOR the following proposals is recommended by the Board of Directors:

  1. To approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of May 4, 2001 (the "Merger Agreement"), by and among FalconStor, Inc., NPI and Empire Acquisition Corp., a wholly-owned subsidiary of NPI ("Merger Sub"), pursuant to which Merger Sub will merge with and into FalconStor, Inc. The approval of the adoption of the Merger Agreement will also constitute approval of the merger and the other transactions contemplated by the Merger Agreement, including, without limitation, the issuance of shares in the merger.

     [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

  2. To approve amendment and restatement of NPI's restated certificate of incorporation to increase the authorized number of shares of common stock from 60,000,000 to 100,000,000 to allow for the issuance of the shares of NPI common stock to the current holders of FalconStor stock and to allow for a sufficient reserve of authorized shares following the merger and to change the corporate name to "FalconStor Software, Inc."

     [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

  3. In the event the merger is not completed, to elect two Class I Directors to serve for the ensuing three year term and until their successors are duly elected.

   Nominees:  (01)  Michael Gardner and          (02)  James Regel

     [_] FOR                         [_] WITHHELD

     [_] ____________________________________________
       For all nominees except as noted above

  4. In the event the merger is not completed, to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of NPI.

     [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

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    With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

                                        The shares represented hereby shall be
                                        voted as specified. If no
                                        specification is made, such shares
                                        shall be voted FOR proposals 1 through
                                        4.

                                        Dated: ________________________________
                                                (Be sure to date Proxy)

                                         ______________________________________
                                              (Signature of Stockholder)

                                         ______________________________________
                                                 (Name of Stockholder)

   Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, both should sign.

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